                          SECOND AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER


     THIS SECOND AMENDMENT, dated as of August 22, 2000, is by and between U.S. Can Corporation, a Delaware corporation (the "Company") and Pac Packaging Acquisition Corporation, a Delaware corporation ("Newco"), and amends the Agreement and Plan of Merger, dated as of June 1, 2000, as amended on June 28, 2000, by and between the Company and Newco (the "Merger Agreement"). Capitalized terms used but not otherwise defined herein have the meanings assigned to those terms in the Merger Agreement.

     In consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

     1. Amendment to Schedule I of the Merger Agreement. The Merger Agreement shall be and hereby is amended by deleting the Schedule I attached to the Merger Agreement and replacing it with the Schedule I attached to this Amendment.

     2. Counterparts. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same amendment.

     3. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

     4. Titles. The Section captions in this Amendment are for convenience of reference only, do not constitute part of this Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     5. Effectiveness of Merger Agreement. Except as expressly set forth herein, the Merger Agreement is not modified, amended, released or otherwise affected by this Amendment.

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                   U.S. CAN CORPORATION


                                   By: /s/ PAUL W. JONES
                                      ------------------------------------------
                                   Name:   Paul W. Jones
                                   Title:  Chairman and Chief Executive Officer



                                   PAC PACKAGING ACQUISITION CORPORATION


                                   By: /s/ RICHARD K. LUBIN
                                      ------------------------------------------
                                   Name:   Richard K. Lubin
                                   Title:  Senior Vice President

                                   SCHEDULE I


Rollover Shares (column 2) held by each Rollover Stockholder (column 1), respectively, to be converted, in the aggregate, into the following number of shares of Surviving Corporation Common Stock (column 3) and Surviving Corporation Preferred Stock (column 4):

------------------------------------------------------------------------------------------
1.                               2.                 3. Surviving      4. Surviving
                                                       Corporation       Corporation
Rollover Stockholder             Rollover Shares       Common Stock      Preferred Stock
--------------------             ---------------       ------------      ---------------
------------------------------------------------------------------------------------------
Gillian V. N. Derbyshire         5,000                     5,000              0
------------------------------------------------------------------------------------------
Roger B. Farley                  6,000                     6,000              0
------------------------------------------------------------------------------------------
David R. Ford                    15,000                   15,000              0
------------------------------------------------------------------------------------------
Paul W. Jones                    32,000                   32,000              0
------------------------------------------------------------------------------------------
J. Michael Kirk                  5,000                     5,000              0
------------------------------------------------------------------------------------------
John L. Workman                  9,500                     9,500              0
------------------------------------------------------------------------------------------
Salomon Smith Barney Inc.        417,846                  130,667         5,743,588
------------------------------------------------------------------------------------------
Salcorp Ltd.                     147,867                  46,240          2,032,536
------------------------------------------------------------------------------------------
Barcel Corporation               200,000                  62,543          2,749,141
------------------------------------------------------------------------------------------
Scarsdale Company N.V., Inc.     4,266                     1,334            58,639
------------------------------------------------------------------------------------------
Windsor International            67,867                   21,223           932,880
Corporation
------------------------------------------------------------------------------------------
Atlas World Carriers S.A.        40,000                   12,509           549,828
------------------------------------------------------------------------------------------
The World Financial              40,000                   12,509           549,828
Corporation S.A.
------------------------------------------------------------------------------------------
Lennoxville Investments, Inc.    90,000                   28,144          1,237,113
------------------------------------------------------------------------------------------
Empire Investments S.A.          110,000                  34,399          1,512,027
------------------------------------------------------------------------------------------
Carl Ferenbach                   50,000                   15,636           687,285
------------------------------------------------------------------------------------------
TOTAL                            1,240,346               437,703         16,052,866
------------------------------------------------------------------------------------------